Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2013 SECOND QUARTER RESULTS

DENVER, COLORADO, Tuesday, July 30, 2013. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended June 30, 2013.

2013 Second Quarter Highlights and Comparisons to 2012 Second Quarter

•	Net income of $224.9 million, or $4.56 per diluted share vs. net income of $10.6 million, or $0.22 per diluted share

•	Net income included a $187.6 million, or $3.80 per diluted share, tax benefit related to the reversal of a substantial portion of the deferred tax asset valuation allowance

•	Excluding the impact of the reversal of the deferred tax asset valuation allowance, net income was $37.3 million*, or $0.76* per diluted share

•	Pretax income of $38.0 million, up 292% from $9.7 million

•	Homebuilding pretax income of $29.8 million vs. $3.0 million

•	Home sale revenues of $400.3 million, up 56%

•	Homes delivered of 1,183, up 37%

•	Average selling price of $338,400, up 14%

•	Gross margin from home sales of 18.1% vs. 14.2%, a 390 basis point increase

•	70 basis point improvement vs. 17.4% in 2013 first quarter

•	SG&A expenses as a percentage of home sale revenues of 13.0% vs. 15.3%, a 230 basis point improvement

•	Monthly net home order absorption pace of 3.2 homes per active community, up 23%

•	Net new orders of 1,351 homes, down 4%; dollar value up 12% to $485.5 million

•	Backlog dollar value of $784.2 million, up 19%; units up 3% to 2,095 homes

•	Acquired 2,776 lots in 69 communities, including 32 new communities

•	Total land acquisition spend of $185.1 million

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “I am pleased to announce a second quarter profit of $4.56 per diluted share, our sixth consecutive quarterly operating profit, with net income improving by $214.3 million over the prior year. Our favorable results were significantly impacted by a $187.6 million tax benefit related to the reversal of a portion of our deferred tax asset valuation allowance, stemming from our return to consistent profitability and an improving housing market. Additionally, our homebuilding results again improved significantly, as volume and gross margin gains drove both year-over-year and sequential improvements in our homebuilding pretax operating margin to 7.4%.”

Mr. Mizel continued, “During the second quarter of 2013, the pace of our new home sales remained strong. Our monthly absorption rate of 3.2 net new home orders per active community was up 23% year-over-year and at our highest level since 2006, even as we increased prices in most of our subdivisions to regulate the pace of sales and maximize profitability. And although interest rates rose significantly toward the end of the quarter, we believe that the impact of increasing interest rates on new homes sales can be offset by the positive influence of other factors impacting new home demand, including low existing home inventories, attractive levels of overall affordability, and continued improvements in employment levels and consumer confidence.”

Mr. Mizel concluded, “Our active community count steadied in the second quarter, increasing slightly after five consecutive sequential quarterly declines. We continue to believe that we are poised to increase our active community count by at least 10% from current levels by the end of the year. Our confidence in achieving this goal is rooted in the success we have experienced in acquiring new land over the past year. During the 2013 second quarter alone, we purchased approximately 2,800 lots, our highest level of land acquisition activity since 2006. We ended the quarter with more than 14,700 lots controlled, an increase of 16% from the end of the 2013 first quarter and 44% year-over-year. We believe that we control enough lots to drive meaningful gains in both net orders and closings volume for 2014, provided that market conditions remain favorable for the industry.”

Homebuilding

Home sale revenues for the 2013 second quarter increased 56% to $400.3 million compared to $256.5 million for the prior year period. The increase in revenues resulted from a 37% increase in homes delivered to 1,183 homes as compared to 861 in the prior year and a 14% increase in the Company’s average selling price to $338,400. The increase in average selling price was largely due to price appreciation and lower incentives in many of our markets.

Gross margin from home sales for the 2013 second quarter increased to 18.1% from 14.2% for the year-earlier period. On a sequential basis, our 2013 second quarter gross margin from home sales was up 70 basis points as compared to 17.4% for the 2013 first quarter. The increase was attributable to the Company’s continued focus on increasing pricing and decreasing incentives as its markets improved since the start of 2012.

SG&A expenses as a percentage of home sales revenues decreased by 230 basis points to 13.0% for the 2013 second quarter versus 15.3% for the same period in 2012. The improvement was the result of operating leverage created by the Company’s 56% year-over-year increase in home sale revenues, which far outpaced a year-over-year increase in the Company’s absolute level of SG&A expenses, and was slightly offset by a year-over-year increase in legal expenses driven by various significant legal recoveries in the 2012 second quarter which did not recur in the 2013 second quarter.

Net new orders for the 2013 second quarter decreased 4% to 1,351 homes, compared to 1,402 homes during the same period in 2012, largely due to a 21% decrease in the Company’s active average community count. However, the Company’s monthly sales absorption rate for the 2013 second quarter rose 23% to 3.2 per community, compared to 2.6 per community for the 2012 second quarter and 3.0 for the 2013 first quarter. The Company’s cancellation rate for the 2013 second quarter was 19% versus 20% in the prior year second quarter and 18% in the 2013 first quarter.

The Company ended the 2013 second quarter with 2,095 homes in backlog, with an estimated sales value of $784.2 million, compared with a backlog of 2,028 homes with an estimated sales value of $657.5 million at June 30, 2012, a 19% increase in dollar value.

At June 30, 2013, the Company had 140 active subdivisions, which was up slightly from 139 at March 31, 2013, and represented a reversal of its previous trend of sequential quarterly decreases in community count. In addition, as a result of the significant increase in our land acquisition activity in the latter half of 2012 and the first half of 2013, the Company’s lots owned and under option increased by 44% year-over-year and 16% since March 31, 2013 to more than 14,700 lots.

The Company believes that these significant increases in lots owned and under option will further increase its active community count during the second half of 2013.

Financial Services

Income before taxes from our financial services operations for the 2013 second quarter was $8.2 million, compared to $6.7 million for the 2012 second quarter. The increase in pretax income primarily reflected a $1.1 million increase in our mortgage operations pretax income to $6.9 million for the 2013 second quarter, compared to $5.8 million in the 2012 second quarter. The improvement in our mortgage profitability was driven primarily by year-over-year increases in the volume of loans locked and originated due to increases in new home deliveries from our homebuilding operations.

Income Taxes

During the 2013 second quarter, we realized a $187.6 million income tax benefit related to the reversal of a substantial portion of the Company’s deferred tax asset valuation allowance. Our remaining deferred tax asset valuation allowance at June 30, 2013 was $39.7 million and related to (1) the remaining interim periods of 2013 during which a portion of the remaining valuation allowance will be reversed as pretax income is realized as required by U.S. GAAP and (2) various state net operating loss carryforwards where realization is more uncertain at this time due to the more limited carryforward periods that exist in certain states.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 170,000 homebuyers. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville, Orlando, South Florida and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; and (16) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended June 30, 2013, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Robert N. Martin
Vice President of Finance and Corporate Controller
(720) 977-3431
bob.martin@mdch.com

*	Please see “Reconciliation of Non-GAAP Financial Measures” on page 12.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$400,327	$256,532	$732,075	$441,210
Land sale revenues	1,807	1,815	1,807	3,405

Total home sale and land revenues	402,134	258,347	733,882	444,615

Home cost of sales	(327,927)	(220,220)	(602,003)	(378,874)
Land cost of sales	(1,435)	(1,718)	(1,435)	(3,208)

Total cost of sales	(329,362)	(221,938)	(603,438)	(382,082)

Gross margin	72,772	36,409	130,444	62,533

Selling, general and administrative expenses	(51,908)	(39,223)	(100,109)	(73,347)
Interest income	8,504	5,373	14,686	11,286
Interest expense	(909)	—	(1,726)	(808)
Other income (expense)	1,330	418	1,341	576

Homebuilding pretax income	29,789	2,977	44,636	240

Financial Services:
Revenues	13,884	10,587	26,390	18,306
Expenses	(6,581)	(4,640)	(12,223)	(8,305)
Interest and other income	920	731	1,795	1,539

Financial services pretax income	8,223	6,678	15,962	11,540

Income before income taxes	38,012	9,655	60,598	11,780
Benefit from income taxes	186,897	983	186,827	1,123

Net income	$224,909	$10,638	$247,425	$12,903

Other comprehensive income (loss):
Unrealized gain (loss) related to available-for-sale securities, net of tax	(1,995)	(698)	540	5,850

Comprehensive income	$222,914	$9,940	$247,965	$18,753

Earnings per share:
Basic	$4.60	$0.22	$5.07	$0.27
Diluted	$4.56	$0.22	$5.02	$0.27
Weighted average common shares outstanding:
Basic	48,447,005	47,398,088	48,410,486	47,367,051
Diluted	48,914,984	47,516,258	48,916,988	47,462,544
Dividends declared per share	$—	$0.25	$—	$0.50

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
	(Dollars in thousands, except per share amounts)
	(Unaudited)
ASSETS
Homebuilding:
Cash and cash equivalents	$208,883	$129,535
Marketable securities	610,404	519,465
Restricted cash	2,679	1,859
Trade and other receivables	36,676	28,163
Inventories:
Housing completed or under construction	569,218	512,949
Land and land under development	628,282	489,572

Total inventories	1,197,500	1,002,521
Property and equipment, net	32,184	33,125
Deferred tax asset, net of valuation allowance of $39,697 and $248,306 at June 30, 2013 and December 31, 2012, respectively	184,221	—
Other assets	61,103	44,777

Total homebuilding assets	2,333,650	1,759,445
Financial Services:
Cash and cash equivalents	40,535	30,560
Marketable securities	24,037	32,473
Mortgage loans held-for-sale, net	92,463	119,953
Other assets	5,857	3,010

Total financial services assets	162,892	185,996

Total Assets	$2,496,542	$1,945,441

LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$22,267	$73,055
Accrued liabilities	137,209	118,456
Senior notes, net	1,095,225	744,842

Total homebuilding liabilities	1,254,701	936,353
Financial Services:
Accounts payable and accrued liabilities	53,798	51,864
Mortgage repurchase facility	48,848	76,327

Total financial services liabilities	102,646	128,191

Total Liabilities	1,357,347	1,064,544
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 48,869,726 and 48,698,757 issued and outstanding at June 30, 2013 and December 31, 2012, respectively	489	487
Additional paid-in-capital	907,192	896,861
Retained earnings (accumulated deficit)	226,136	(21,289)
Accumulated other comprehensive income	5,378	4,838

Total Stockholders’ Equity	1,139,195	880,897

Total Liabilities and Stockholders’ Equity	$2,496,542	$1,945,441

M.D.C. HOLDINGS, INC.

Consolidated Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$224,909	$10,638	$247,425	$12,903
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,838	5,110	5,214	7,721
Depreciation and amortization	994	1,349	2,072	2,656
Write-offs of land option deposits	273	229	499	311
Amortization of discount (premiums) on marketable debt securities	804	1	1,423	(151)
Deferred income tax benefit	(187,643)	—	(187,643)	—
Net changes in assets and liabilities:
Restricted cash	(153)	(1,180)	(820)	(1,593)
Trade and other receivables	(4,596)	(7,283)	(8,566)	(18,345)
Mortgage loans held-for-sale	(6,034)	(10,697)	27,490	12,648
Housing completed or under construction	(47,469)	(90,512)	(56,087)	(136,387)
Land and land under development	(93,739)	74,048	(138,509)	91,048
Other assets	(1,687)	562	(8,383)	3,956
Accounts payable and accrued liabilities	21,678	20,958	(30,358)	9,643

Net cash used in operating activities	(90,825)	3,223	(146,243)	(15,590)

Investing Activities:
Purchase of marketable securities	(161,284)	(107,178)	(312,095)	(292,788)
Maturity of marketable securities	87,015	106,000	87,015	106,000
Sale of marketable securities	92,399	43,680	137,067	225,701
Purchase of property and equipment	(72)	(304)	(998)	(668)

Net cash used in investing activities	18,058	42,198	(89,011)	38,245

Financing Activities:
Payments on mortgage repurchase facility	(55,790)	(36,784)	(135,559)	(90,409)
Advances on mortgage repurchase facility	63,170	43,604	108,080	74,367
Dividend payments	—	(11,996)	—	(23,990)
Proceeds from issuance of senior notes	99,125	—	346,938	—
Proceeds from exercise of stock options	—	140	5,118	140

Net cash provided by (used in) financing activities	106,505	(5,036)	324,577	(39,892)

Net increase (decrease) in cash and cash equivalents	33,738	40,385	89,323	(17,237)
Cash and cash equivalents:
Beginning of period	215,680	285,739	160,095	343,361

End of period	$249,418	$326,124	$249,418	$326,124

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries:

	Three Months Ended June 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	130	$30,472	$234.4	127	$27,086	$213.3	2%	13%	10%
California	167	61,199	366.5	133	43,195	324.8	26%	42%	13%
Nevada	161	41,850	259.9	155	28,460	183.6	4%	47%	42%
Washington	98	30,992	316.2	59	17,170	291.0	66%	81%	9%

West	556	164,513	295.9	474	115,911	244.5	17%	42%	21%

Colorado	309	113,320	366.7	185	66,254	358.1	67%	71%	2%
Utah	59	18,643	316.0	46	13,142	285.7	28%	42%	11%

Mountain	368	131,963	358.6	231	79,396	343.7	59%	66%	4%

Maryland	83	35,407	426.6	47	19,777	420.8	77%	79%	1%
Virginia	95	47,350	498.4	70	32,171	459.6	36%	47%	8%
Florida	81	21,094	260.4	37	8,726	235.8	119%	142%	10%
Illinois	—	—	—	2	551	275.5	N/M	N/M	N/M

East	259	103,851	401.0	156	61,225	392.5	66%	70%	2%

Total	1,183	$400,327	$338.4	861	$256,532	$297.9	37%	56%	14%

	Six Months Ended June 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	270	$63,633	$235.7	215	$45,043	$209.5	26%	41%	12%
California	313	110,788	354.0	188	61,188	325.5	66%	81%	9%
Nevada	294	74,595	253.7	261	50,056	191.8	13%	49%	32%
Washington	159	50,476	317.5	103	29,166	283.2	54%	73%	12%

West	1,036	299,492	289.1	767	185,453	241.8	35%	61%	20%

Colorado	613	226,808	370.0	310	111,217	358.8	98%	104%	3%
Utah	126	38,532	305.8	98	27,242	278.0	29%	41%	10%

Mountain	739	265,340	359.1	408	138,459	339.4	81%	92%	6%

Maryland	137	57,111	416.9	91	38,571	423.9	51%	48%	-2%
Virginia	158	76,469	484.0	129	58,326	452.1	22%	31%	7%
Florida	131	33,663	257.0	83	19,850	239.2	58%	70%	7%
Illinois	—	—	—	2	551	275.5	N/M	N/M	N/M

East	426	167,243	392.6	305	117,298	384.6	40%	43%	2%

Total	2,201	$732,075	$332.6	1,480	$441,210	$298.1	49%	66%	12%

N/M - Not meaningful

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders:

	Three Months Ended June 30,
	2013				2012				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	196	$48,825	$249.1	3.84	246	$55,544	$225.8	4.10	-20%	-12%	10%	-6%
California	196	79,196	404.1	5.23	217	74,876	345.1	3.71	-10%	6%	17%	41%
Nevada	152	49,085	322.9	4.94	225	48,926	217.4	3.90	-32%	0%	49%	27%
Washington	94	31,016	330.0	2.72	69	19,346	280.4	2.19	36%	60%	18%	24%

West	638	208,122	326.2	4.15	757	198,692	262.5	3.64	-16%	5%	24%	14%

Colorado	381	143,754	377.3	3.30	311	108,045	347.4	2.19	23%	33%	9%	51%
Utah	44	14,582	331.4	2.10	69	19,945	289.1	1.39	-36%	-27%	15%	51%

Mountain	425	158,336	372.6	3.11	380	127,990	336.8	1.99	12%	24%	11%	56%

Maryland	112	53,091	474.0	1.84	113	46,677	413.1	1.96	-1%	14%	15%	-6%
Virginia	90	43,830	487.0	2.50	98	48,168	491.5	2.29	-8%	-9%	-1%	9%
Florida	86	22,080	256.7	2.25	53	12,842	242.3	1.28	62%	72%	6%	76%
Illinois	—	—	—	—	1	315	315.0	N/M	N/M	N/M	N/M	N/M

East	288	119,001	413.2	2.13	265	108,002	407.6	1.87	9%	10%	1%	14%

Total	1,351	$485,459	$359.3	3.18	1,402	$434,684	$310.0	2.59	-4%	12%	16%	23%

	Six Months Ended June 30,
	2013				2012				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	323	$79,760	$246.9	3.36	433	$96,737	$223.4	3.35	-25%	-18%	11%	0%
California	360	140,358	389.9	4.77	338	117,611	348.0	3.06	7%	19%	12%	56%
Nevada	322	95,267	295.9	4.94	391	83,748	214.2	3.31	-18%	14%	38%	49%
Washington	187	59,942	320.5	2.91	145	42,042	289.9	2.38	29%	43%	11%	22%

West	1,192	375,327	314.9	3.96	1,307	340,138	260.2	3.12	-9%	10%	21%	27%

Colorado	799	291,343	364.6	3.40	546	192,192	352.0	1.93	46%	52%	4%	76%
Utah	109	35,179	322.7	1.99	137	38,938	284.2	1.26	-20%	-10%	14%	58%

Mountain	908	326,522	359.6	3.13	683	231,130	338.4	1.74	33%	41%	6%	80%

Maryland	202	91,526	453.1	1.76	196	81,825	417.5	1.80	3%	12%	9%	-2%
Virginia	183	92,714	506.6	2.51	188	92,227	490.6	2.13	-3%	1%	3%	18%
Florida	166	42,626	256.8	2.11	89	21,778	244.7	1.00	87%	96%	5%	111%
Illinois	—	—	—	—	2	550	275.0	N/M	N/M	N/M	N/M	N/M

East	551	226,866	411.7	2.07	475	196,380	413.4	1.66	16%	16%	0%	25%

Total	2,651	$928,715	$350.3	3.09	2,465	$767,648	$311.4	2.25	8%	21%	12%	37%

N/M - Not meaningful

*	Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions:

	June 30,
	2013	2012	% Change
Arizona	19	17	12%
California	11	19	-42%
Nevada	13	19	-32%
Washington	12	11	9%

West	55	66	-17%

Colorado	38	47	-19%
Utah	4	17	-76%

Mountain	42	64	-34%

Maryland	20	19	5%
Virginia	11	12	-8%
Florida	12	12	0%

East	43	43	0%

Total	140	173	-19%

Average for quarter ended	142	180	-21%

Average for six months ended	143	183	-22%

Backlog:

	June 30,
	2013			2012			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	203	$50,836	$250.4	346	$76,564	$221.3	-41%	-34%	13%
California	276	107,950	391.1	268	92,161	343.9	3%	17%	14%
Nevada	232	71,488	308.1	286	63,283	221.3	-19%	13%	39%
Washington	107	36,118	337.6	96	30,438	317.1	11%	19%	6%

West	818	266,392	325.7	996	262,446	263.5	-18%	2%	24%

Colorado	656	246,797	376.2	469	171,862	366.4	40%	44%	3%
Utah	64	21,576	337.1	107	30,116	281.5	-40%	-28%	20%

Mountain	720	268,373	372.7	576	201,978	350.7	25%	33%	6%

Maryland	248	113,824	459.0	218	90,570	415.5	14%	26%	10%
Virginia	210	109,180	519.9	162	82,723	510.6	30%	32%	2%
Florida	99	26,470	267.4	76	19,734	259.7	30%	34%	3%

East	557	249,474	447.9	456	193,027	423.3	22%	29%	6%

Total	2,095	$784,239	$374.3	2,028	$657,451	$324.2	3%	19%	15%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots):

	June 30,		% Change
	2013	2012
Unsold:
Completed	185	138	34%
Under construction	628	479	31%

Total unsold started homes	813	617	32%

Sold homes under construction or completed	1,652	1,392	19%
Model homes	207	221	-6%

Total homes completed or under construction	2,672	2,230	20%

Lots Owned and Optioned (including homes completed or under construction):

	June 30, 2013			June 30, 2012			Total % Change
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total
Arizona	2,707	239	2,946	774	108	882	234%
California	971	—	971	1,196	—	1,196	-19%
Nevada	1,573	136	1,709	966	27	993	72%
Washington	477	141	618	397	161	558	11%

West	5,728	516	6,244	3,333	296	3,629	72%

Colorado	4,174	1,079	5,253	3,236	584	3,820	38%
Utah	468	—	468	492	13	505	-7%

Mountain	4,642	1,079	5,721	3,728	597	4,325	32%

Maryland	551	358	909	607	399	1,006	-10%
Virginia	491	284	775	596	121	717	8%
Florida	648	424	1,072	285	133	418	156%
Illinois	—	—	—	123	—	123	N/M

East	1,690	1,066	2,756	1,611	653	2,264	22%

Total	12,060	2,661	14,721	8,672	1,546	10,218	44%

N/M - Not meaningful

M.D.C. HOLDINGS, INC.

Reconciliation of Non-GAAP Financial Measures

Net income excluding the impact of the reversal of the deferred tax asset per diluted share is a non-GAAP financial measure. We believe this information is meaningful as it more clearly reflects the Company’s current operating results and facilitates the investors ability to compare our financial results to those of our peer group and to our prior financial performance by excluding items which otherwise would distort the comparison. Net income excluding the impact of the reversal of the deferred tax asset valuation allowance per basic and diluted share for the three and six months ended June 30, 2013 is calculated as follows:

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
	(Dollars in thousands, except per share amounts)
Numerator
Net income	$224,909	$247,425
Less: deferred tax asset valuation allowance reversal	(187,643)	(187,643)

Adjusted net income	37,266	59,782
Less: distributed earnings allocated to participating securities	—	—
Less: undistributed earnings allocated to participating securities	(309)	(504)

Net income attributable to common stockholders (numerator for basic earnings per share)	36,957	59,278

Add back: undistributed earnings allocated to participating securities	309	504
Less: undistributed earnings reallocated to participating securities	(306)	(499)

Numerator for diluted earnings per share	$36,960	$59,283

Denominator
Weighted-average common shares outstanding	48,447,005	48,410,486
Add: dilutive effect of stock options	467,979	506,502

Denominator for diluted earnings per share under two class method	48,914,984	48,916,988

Basic earnings per common share excluding impact of reversal of deferred tax asset valuation allowance	$0.76	$1.22
Diluted earnings per common share excluding impact of reversal of deferred tax asset valuation allowance	$0.76	$1.21